Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sourcefire, Inc. 2007 Stock Incentive Plan of our reports dated February 28, 2013, with respect to the consolidated financial statements of Sourcefire, Inc. and the effectiveness of internal control over financial reporting of Sourcefire, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland

May 3, 2013